EXHIBIT 10.31
TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT, dated as of December 31, 2010 (this “Agreement”), by and among Crestpark LP, Inc., a Delaware corporation (the “Lender”) and iSecureTrac Corp., a Delaware corporation (“Borrower”).

WITNESSETH:

WHEREAS, THE Borrower and the Lender are parties to that certain Second Amended and Restated Equipment Term Note dated as of October 8, 2010 in the original principal amount of $1,031,212 (as amended, restated, modified or supplemented from time to time, the “Note”);

WHEREAS, the Lender has agreed to release the Borrower with respect to all amounts due under the Note (the “Obligations”) and terminate and release any and all liens, security interests or other charges or encumbrances in favor of the Lender now or hereafter arising under the Note or under that certain Security Agreement entered into as of November 10, 2008 (the “Security Agreement”), related to the Note in consideration, subject to Section 9 hereof, of the payment by the Borrower to the Lender of $818,000 (the “Payoff Amount”) in cash;

NOW THEREFORE, in consideration of the premises and agreements herein and the provision for satisfaction of the Obligations in accordance with the terms hereof, the Borrower and Lender hereby agree as follows:

1.           Capitalized terms used herein that are not defined in the Note and not otherwise defined herein are used herein as defined therein.

2.           Subject to Section 5 hereof, the Lender hereby (a) acknowledges the satisfaction in full of all Obligations, (b) terminates the Note and the Security Agreement, each a “Terminated Document” and, collectively, the “Terminated Documents”), (c) forever releases the Borrower of its liabilities, obligations or undertakings owing to the Lender of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by any Terminated Document, irrespective of whether for the payment of money, whether direct or indirect, absolute, contingent or otherwise, except for those liabilities, obligation indemnities or undertakings that specifically survive the termination of the Note, and (d) terminates and releases any and all liens, security interests or other charges or encumbrances in favor of the Lender now or hereafter arising under any Terminated Document.  Lender agrees that it shall use its best efforts to mark the Note “cancelled” and return the Note to Borrower.

3.           Subject to Section 5 hereof, the Lender will, at the reasonable request of the Borrower or its designee, execute such additional instruments and other writings, and take such other action, as the Borrower or its designee may reasonably request to effect or evidence the satisfaction in full of the Obligations, the termination of the effectiveness of the Terminated Documents, and the release of any liens, security interests or other charges or encumbrances in favor of the Lender now or hereafter arising under any Terminated Document, in each case, at the sole cost and expense of the Borrower.

4.           This Agreement shall be binding on and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns.  The Lender hereby agrees that it shall not sell, assign, pledge, encumber or otherwise dispose of any interest in the Obligations the Note, or the Security Agreement unless (a) such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement and (b) the purchaser, assignee, pledge, transferee or other beneficiary executes and delivers to the Borrower a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement.

5.           The effectiveness of this Agreement is subject to the conditions precedent that the Lender shall have received (a) payment of the Payoff Amount by wire transfer of immediately available funds in accordance with the wire transfer instructions provided to the Borrower by the Lender, subject to Section 9 hereof, and (b) counterparts of this Agreement duly executed by the Borrower.

6.           The Borrower hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Lender and all respective affiliates and subsidiaries of the Lender, its officers, servants, employees, agents, predecessors, attorneys, advisors, parents, subsidiaries, equity interest holders, loan participants, principals, directors and shareholders, and its heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collective, the “Borrower Claims”) of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to the Note, the Security Agreement or the enforcement or attempted enforcement of the Lender of rights, remedies or recourses related thereto.  The Borrower covenants and agree never to commence, voluntarily and in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Agreement and were in any manner related to the Note or the Security Agreement.

7.           This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of any executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.           Each party hereto hereby irrevocably and unconditionally waives any right to trial by jury in any action, proceeding or counterclaim concerning this Agreement or any other document now or hereafter delivered in connection with any of the foregoing, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury.

9.           Each party hereto hereby agrees and acknowledges that at the Lender’s sole discretion, the Lender may agree to cancel the Obligations without the requirement that the Borrower provide funds to the Lender as set forth herein to the extent (a) the Borrower executes replacement loan documents with another lender acceptable to the Borrower and (b) such lender has received authorization from the Borrower to pay off the Obligations in full.

10.         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas (without reference to its choice of law rules).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

ISECURETRAC CORP., a Delaware corporation
By:	/s/ Peter A. Michel
Peter A. Michel
Its:	Chief Executive Officer

LENDER:

CRESTPARK LP, INC., as Lender
By:	/s/ Heather Kreager
Heather Kreager
Its:	Senior Vice President